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                                                                 Exhibit 3.1
                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                   e-NET, INC.

ARTICLE I.    OFFICES

              1.1 REGISTERED OFFICE. The corporation shall maintain a registered office and registered agent in the State of Delaware. The corporation may have other offices, including its executive offices, either within or without the State of Delaware at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II.   MEETINGS OF STOCKHOLDERS

              2.1 ANNUAL MEETINGS. An annual meeting of stockholders for the election of directors and for the transaction of any other proper business shall be held at the executive office of the corporation or at such other place and at such time and date as the Board of Directors, by resolution, shall determine and shall cause to be specified in the notice of the meeting, provided that in the absence of any contrary determination by the Board of Directors the date of the annual meeting shall be October 21 of each year.

              If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

              2.2 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be held at the call of the President or by resolution of the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as expressly provided in a resolution of the Board of Directors, includes the power to call such meetings. Such meetings shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting.

              2.3 VOTING AND PROXIES. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock entitled to vote on the matter and held by him. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate activities in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after three years from its date unless such


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proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. All elections for directors shall be decided by plurality vote; all other elections and questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation, these By-Laws or the laws of the State of Delaware.

              2.4 STOCKHOLDER LIST. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

              2.5 QUORUM. Except as otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, the presence in person or by proxy of stockholders holding a majority of stock of the corporation entitled to vote shall constitute a quorum at all meetings of stockholders. In case a quorum shall not be present at any meeting, a majority in interest of stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time in the manner provided by Section 2.6 of these By-Laws, until the requisite amount of stock entitled to vote shall be present. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not


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limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

              2.6 ADJOURNMENT. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

              2.7 NOTICE OF MEETINGS. Written notice of all meetings stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, at his address as it appears on the records of the corporation, not less than ten or more than sixty days before the date of the meeting.

              2.8 ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or which may be taken at an annual or special meeting of stockholders may be taken without a meeting and without prior notice and a vote if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent or consents are delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

              2.9 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of


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stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

              2.10 FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

              2.11 CONDUCT OF MEETINGS. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.


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Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

              2.12 ADVANCE NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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              2.13 NOTICE OF STOCKHOLDER NOMINEES. Only persons who are
nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
2.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III.  DIRECTORS

              3.1 NUMBER AND TERM. The Board of Directors and committees shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. The board shall be elected at


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the annual meeting of stockholders and each director shall hold office for a term of one year or until his successor is elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders.

              3.2 RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

              3.3 VACANCIES. Any newly created directorship or vacancy in the Board of Directors occurring for whatever reason may be filled by a majority vote of the remaining directors in office, though less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office for the unexpired term of the director he replaced or until his successor is elected and qualified, or until his earlier resignation or removal.

              3.4 REMOVAL. A director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose.

              3.5 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee, the members thereof present at the meeting and not disqualified from voting, whether constituting a quorum or not, may unanimously appoint another member of the Board of Directors to act in the place of such absent or disqualified member, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of business and affairs of the corporation and may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to the relevant provisions of this
Article III of the By-Laws.

              3.6 MEETINGS. Regular meetings of the directors may be held without notice at such place and time as shall be determined by resolution of the director, and if so determined notice need not be given.


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              Special meetings of the Board may be called by the President or by the Secretary on the written request of any two directors, on at least one day's prior written notice to each director, and shall be held at such place as shall be stated in the call of the meeting. Such notice shall be personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telegram (with messenger service specified), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service. If mailed, such notice shall be deemed to be given five days after being sent, if sent by personal delivery or telecopier, such notice shall be deemed to be given when delivered, and if sent by prepaid courier or telegraph service, such notice shall be deemed to be given two days following deposit with the courier or telegraph service.

              3.7 QUORUM AND VOTING. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting so adjourned. Except where the Certificate of Incorporation or these By-Laws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

              3.8 COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise and from receiving compensation therefor.

              3.9 ACTION WITHOUT MEETING. Unless otherwise required by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

              3.10 ACTION BY TELEPHONE CONFERENCE. Members of the Board of Directors or any committee designated by the Board of Directors may participate in any meeting thereof by means of conference telephone or similar communications equipment in which all persons participating can hear each other. Participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.


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              3.11 CONDUCT OF MEETINGS. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV.  OFFICERS

              4.1 OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders succeeding his or her election and his successor is elected and qualified or until his early resignation or removal. None of the officers of the corporation need be directors. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

              4.2 POWERS AND DUTIES OF OFFICERS. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V.  STOCK

              5.1 CERTIFICATES OF STOCK. Certificates of stock, signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder, certifying the number of shares owned by him in the corporation. Any or all signatures on any stock certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with


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the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

              5.2 LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificates or the issuance of any new certificates.

ARTICLE VI.  INDEMNIFICATION

              6.1 RIGHT TO INDEMNIFICATION. The corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, indemnify, defend and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, of a limited liability company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

              6.2 PREPAYMENT OF EXPENSES. The corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

              6.3 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.


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              6.4  OTHER INDEMNIFICATION. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

              6.5 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII.  MISCELLANEOUS

              7.1 SEAL. The corporate seal shall contain the name of the corporation, and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed, affixed or reproduced.

              7.2 FISCAL YEAR. The fiscal year of the corporation shall close on such date as the Board of Directors may from time to time determine and specify by resolution, provided that in the absence of any contrary determination by the Board of Directors the fiscal year shall close on March 31.

              7.3 NOTICE AND WAIVER OF NOTICE. Unless otherwise specifically provided in these By-Laws, any notice required by these By-Laws shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

              Whenever notice is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


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              7.4  INTERESTED DIRECTORS AND QUORUM. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, limited liability company, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

              7.5 FORM OF RECORDS. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, hard disk or floppy diskette, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

              7.6 AMENDMENT OF BY-LAWS. These By-Laws may be altered or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.

                                      * * *


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